Avid Technology Announces Q2 2022 Results
Subscription Revenue of $34.1M, an Increase of 58.7% Year-Over-Year, Driven by Increase of Cloud-Enabled Software Subscriptions to Over 450,300

Annual Recurring Revenue of $231.0M, an Increase of 14.1% Year-Over-Year

Net Income per Common Share of $0.16 and Non-GAAP Earnings per Share of $0.26, an Increase of 4.0% Year-Over-Year

BURLINGTON, Mass., August 2, 2022 -- Avid® (NASDAQ: AVID), a leading technology provider that powers the media and entertainment industry, today announced its financial results for the second quarter of 2022, which ended on June 30, 2022.

Total revenue increased 3.0% year-over-year in the second quarter, led by strong subscription growth, offset by continuing macro supply chain challenges that impacted the Company's ability to ship a significant amount of the orders received for integrated solutions during the first half of 2022. During the second quarter, the recurring components of the Company’s business remained strong with subscription revenue of $34.1 million, up 58.7% year-over-year, and subscription & maintenance revenue of $61.9 million, up 19.2% year-over-year.

The revenue growth, combined with improved gross margin, resulted in Non-GAAP Earnings per Share of $0.26.

Second Quarter 2022 Financial and Business Highlights

•Subscription revenue was $34.1 million, an increase of 58.7% year-over-year.
•Paid Cloud-enabled software subscriptions increased by 21.8% year-over-year to approximately 450,300 as of June 30, 2022, and increased by approximately 18,500 during the second quarter.
•Subscription and Maintenance revenue was $61.9 million, up 19.2% year-over-year.
•Annual Recurring Revenue was $231.0 million, an increase of 14.1% year-over-year.
•Subscription ARR was $121.2 million, an increase of 45.8% year-over-year.
•Total revenue was $97.7 million, an increase of 3.0% year-over-year.
•Gross margin was 64.9%, an increase of 150 basis points year-over-year. Non-GAAP Gross Margin was 65.5%, an increase of 160 basis points year-over-year.
•Operating expenses were $53.4 million, an increase of 4.4% year-over-year. Non-GAAP Operating Expenses were $49.6 million, an increase of 5.4% year-over-year.
•Net income was $7.4 million, an increase of 5.2% year-over-year. Non-GAAP Net Income was $11.8 million, an increase of 1.7% year-over-year.
•Adjusted EBITDA was $16.5 million, an increase of 4.1% year-over-year. Adjusted EBITDA Margin was 16.9%, an increase of 20 basis points year-over-year.
•Net income per common share was $0.16, an increase of 6.7% year-over-year. Non-GAAP Earnings per Share was $0.26, an increase of 4.0% year-over-year.
•Net cash provided by operating activities was $7.3 million in the quarter, an increase of $0.7 million compared to the second quarter of 2021.

•Free Cash Flow was $3.2 million in the quarter, a decrease of ($2.4) million compared to the prior year period.
•LTM Recurring Revenue % was 79.7% of the Company’s revenue for the 12 months ended June 30, 2022, up from 76.1% for the 12 months ended June 30, 2021.
•Repurchased 559,572 shares for $14.1 million during the second quarter, under the $115 million share repurchase authorization announced on September 9, 2021.

Jeff Rosica, Avid’s Chief Executive Officer and President, stated, “We are pleased by the continued growth from our subscription software business and continued healthy demand for our products during the second quarter.” Mr. Rosica continued, “We delivered year-over-year revenue and earnings growth in the second quarter despite having over $20 million of contractually committed orders for integrated solutions at the end of June that had not shipped in the first half due to the continued global supply chain challenges. We expect that supply chain conditions will gradually improve in the second half of 2022, resulting in favorable year-over-year growth and improved profitability in full-year 2022.”

Ken Gayron, Chief Financial Officer and Executive Vice President of Avid, added, “We continued to grow our Recurring Revenue streams and deliver profitable year-over-year growth during the second quarter.” Mr. Gayron continued, “Despite the challenges posed by supply chain, we ended the quarter with revenue and Adjusted EBITDA in line with our first half forecast and remain confident in our business trajectory and long-term model. Additionally, we believe our strong capital and liquidity position provides flexibility in operating our business to drive long term strategic value through prudent capital allocation.”

Third Quarter and Full-Year 2022 Guidance

For the third quarter of 2022, Avid is providing guidance for revenue, Subscription & Maintenance Revenue, Non-GAAP Earnings per Share and Adjusted EBITDA. For the full-year 2022, Avid is reaffirming its guidance for Subscription & Maintenance Revenue due to the continued strong demand for these offerings. While Avid is also seeing healthy market conditions and strong demand for its integrated solutions, the impact on its integrated solutions business from the global supply chain challenges and the expected timing of the recovery from these challenges are adding variability to its full-year 2022 business plans. As a result, Avid is widening the range for full-year 2022 total revenue guidance, while keeping the same midpoint, to better reflect the range of possible outcomes for the year. Avid is adjusting its full-year guidance for Adjusted EBITDA and Non-GAAP EPS to reflect the wider revenue range. Avid is also adjusting its Free Cash Flow guidance for full-year 2022 as a result of several factors. First, Avid is seeing more rapid adoption of enterprise subscriptions globally—which is strategically important for the company and is positive for its long-term model, but which has different near term cash conversion characteristics than its individual creatives subscription business. Second, the expected timing of Avid’s integrated solutions manufacturing recovery happening later in the second half will likely lead to some cash collections from these shipments falling into early 2023. And third, to the extent it can, Avid plans to temporarily build up its inventories to a level that will provide a sufficient buffer and greater flexibility to better navigate the variability in anticipated supply chain conditions over the next several quarters, and most importantly, to better meet the strong demand the company is seeing.

($ in millions, except per share amounts) Q3 2022 Guidance
Revenue $100 – $112
Subscription & Maintenance Revenue $67 – $70
Non-GAAP Earnings per Share $0.27 – $0.39
Adjusted EBITDA $17.5 – $23.5

Q3 Non-GAAP Earnings per Share assumes 45.0 million shares outstanding.

Full-Year 2022 Guidance
Revenue $425 – $455
Subscription & Maintenance Revenue $266 – $274
Non-GAAP Earnings per Share $1.37 – $1.53
Adjusted EBITDA $83 – $95
Free Cash Flow $45 – $59

2022 Non-GAAP Earnings per Share assumes 45.2 million shares outstanding.

All guidance presented by the Company is inherently uncertain and subject to numerous risks and uncertainties. Avid’s actual future results of operations could differ materially from those shown in the table above. For a discussion of some of the key assumptions underlying the guidance, as well as the key risks and uncertainties associated with these forward-looking statements, please see “Forward-Looking Statements” below as well as the Avid Technology Q2 2022 Earnings presentation posted on Avid’s Investor Relations website at ir.Avid.com.

Conference Call to Discuss Second Quarter 2022 Results on August 2, 2022

Avid will host a conference call to discuss its financial results for the second quarter 2022 on Tuesday, August 2, 2022 at 5:30 p.m. ET. Participants may join the webcast in listen-only mode and access the presentation slides using the link on the Avid Investor Relations website, which can be found on the Events & Presentations tab at ir.Avid.com. Please connect at least 5 minutes in advance to ensure a timely connection to the call. A replay of the call will also be available for a limited time and can be accessed on the Events & Presentations tab of the Avid Investor Relations website shortly after the completion of the call.

Management to Participate in the Oppenheimer 25th Annual Technology, Internet & Communications Conference on August 9
What: Oppenheimer 25th Annual Technology, Internet & Communications Conference
Participants: Jeff Rosica, Chief Executive Officer and President
Ken Gayron, Chief Financial Officer and EVP
Type: Group presentation and 1x1 meetings
Date: Tuesday, August 9, 2022
Group presentation time: 8:15 a.m. ET
The group presentation will be available to the public via live webcast, and a replay will be available for a limited period. For details on how to watch online, please visit the Events & Presentations tab at http://ir.avid.com.

Non-GAAP Financial Measures and Operational Metrics

Avid includes non-GAAP financial measures in this press release, including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Net Income, and Non-GAAP Earnings per Share. The Company also includes the operational metrics of Cloud-enabled software subscriptions, Annual Recurring Revenue (ARR), Subscription ARR, Recurring Revenue, LTM Recurring Revenue % and Annual Contract Value in this release. Avid believes the non-GAAP financial measures and operational metrics provided in this release provide helpful information to investors with respect to evaluating the Company’s performance. Unless noted, all financial and operating information is reported based on actual exchange rates. Definitions of the non-GAAP financial measures and the operational metrics are included in our Form 8-K filed today. Reconciliations of the non-GAAP financial measures presented in this press release to the Company's comparable GAAP financial measures for the periods presented are set forth below and are included in the supplemental financial and operational data sheet available on our Investor Relations website at ir.Avid.com, which also includes definitions of all operational metrics.

This press release also includes expectations for future Adjusted EBITDA, Non-GAAP Earnings per Share and Free Cash Flow, which are forward-looking non-GAAP financial measures. Reconciliations of these forward-looking non-GAAP measures are not included in this press release or elsewhere, due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from the estimation of the non-GAAP results, together with some of the excluded information not being ascertainable or accessible at this time. As a result, we are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

Forward-Looking Statements
Certain information provided in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include statements regarding our future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may”, “will”, “anticipate”, “expect”, “believe”, “estimate”, “intend”, “plan”, “should”, “seek”, or other comparable terms.

Readers of this press release should understand that these forward-looking statements are not guarantees of performance or results. Forward-looking statements provide our current expectations and beliefs concerning future events and are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements.

These risks, uncertainties, and factors include, but are not limited to: risks related to the impact of the ongoing coronavirus (COVID-19) pandemic and subsequent variants on our business, suppliers, consumers, customers and employees; economic, social, and political instability, security concerns, and the risk of war, armed conflict and/or cyber conflict, particularly originating in, and complicated by, areas of heightened geopolitical tension and open conflict such as Ukraine, where we have outsourced research and development activities, Russia, and bordering territories; our liquidity; our ability to execute our strategic plan including our cost saving strategies, and to meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; fluctuations in subscription and maintenance renewal rates; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; risks related to the availability and prices of raw materials, including any negative effects caused by inflation, armed conflict and related sanctions, weather conditions, or health pandemics; disruptions, inefficiencies, and/or complications in our operations and/or dynamic and unpredictable global supply chain, including interruptions, delays, complications, and other impacts related to armed conflict and/or cyber conflict and related international sanctions and reprisals and the ongoing COVID-19 pandemic and subsequent variants; the costs, disruption, and diversion of management's attention due to the ongoing COVID-19 pandemic and subsequent variants, armed conflict and/or cyber conflict and related international sanctions and reprisals; the possibility of legal proceedings adverse to our Company; and other risks described in our reports filed from time to time with the U.S. Securities and Exchange Commission. Moreover, the business may be adversely affected by future legislative, regulatory or other changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. We undertake no responsibility to update or revise any forward-looking statements, except as required by law.

Avid Powers Greater Creators

People who create media for a living become greater creators with Avid’s award-winning technology solutions to make, manage and monetize today’s most celebrated video and audio content—from iconic movies and bingeworthy TV series, to network news and sports, to recorded music and the live stage. What began more than 30 years ago with our invention of nonlinear digital video editing has led to individual artists, creative teams and organizations everywhere subscribing to our powerful tools and collaborating securely in the cloud. We continue to re-imagine the many ways editors, musicians, producers, journalists and other content creators will bring their stories to life. Discover the possibilities at avid.com and join the conversation on social media with the multitude of brilliant creative people who choose Avid for a lifetime of success.

© 2022 Avid Technology, Inc., Avid and its logo are property of Avid. All rights reserved. Other trademarks are property of their respective owners.

Contacts
Investor contact: PR contact:
Whit Rappole Jim Sheehan
Avid Avid
ir@Avid.com jim.sheehan@Avid.com

AVID TECHNOLOGY, INC.
Consolidated Statements of Operations
(unaudited - in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net revenues:
Subscription	$34,142	$21,508	$67,096	$46,376
Maintenance	27,775	30,443	56,102	60,295
Integrated solutions & other	35,763	42,925	75,131	82,569
Total net revenues	97,680	94,876	198,329	189,240

Cost of revenues:
Subscription	6,292	3,575	11,894	6,190
Maintenance	5,253	5,822	10,530	11,396
Integrated solutions & other	22,769	25,341	45,775	50,100
Total cost of revenues	34,314	34,738	68,199	67,686
Gross profit	63,366	60,138	130,130	121,554

Operating expenses:
Research and development	16,023	16,093	32,759	31,510
Marketing and selling	23,673	21,354	45,600	42,098
General and administrative	13,364	13,678	28,175	27,313
Restructuring costs, net	342	15	357	1,089
Total operating expenses	53,402	51,140	106,891	102,010

Operating income	9,964	8,998	23,239	19,544

Interest expense, net	(1,944)	(1,783)	(3,420)	(3,901)
Other income (expense), net	79	150	(8)	(3,405)
Income before income taxes	8,099	7,365	19,811	12,238
Provision for income taxes	726	359	1,852	841
Net income	$7,373	$7,006	$17,959	$11,397

Net income per common share – basic	$0.16	$0.15	$0.40	$0.25
Net income per common share – diluted	$0.16	$0.15	$0.40	$0.25

Weighted-average common shares outstanding – basic	44,740	45,211	44,778	44,887
Weighted-average common shares outstanding – diluted	45,110	46,550	45,280	46,420

AVID TECHNOLOGY, INC.
Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands except per share data)

	Three Months Ended		Three Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
GAAP revenue
GAAP revenue	$97,680	$94,876	$198,329	$189,240

Non-GAAP Gross Profit
GAAP gross profit	$63,366	$60,138	$130,130	$121,554
Stock-based compensation	589	478	1,015	918
Non-GAAP Gross Profit	$63,955	$60,616	$131,145	$122,472
GAAP Gross Margin	64.9%	63.4%	65.6%	64.2%
Non-GAAP Gross Margin	65.5%	63.9%	66.1%	64.7%

Non-GAAP Operating Expenses
GAAP operating expenses	$53,402	$51,140	$106,891	$102,010
Less Amortization of intangible assets	(57)	(105)	(115)	(210)
Less Stock-based compensation	(3,056)	(3,159)	(6,052)	(6,136)
Less Restructuring costs, net	(342)	(15)	(357)	(1,089)
Less Acquisition, integration and other costs	50	(838)	(409)	(1,207)
Less Efficiency program costs	—	—	—	(48)
Less Digital Transformation costs	(445)	—	(688)	—
Less COVID-19 related expenses	—	(20)	—	(22)
Non-GAAP Operating Expenses	$49,552	$47,003	$99,270	$93,298

Non-GAAP Operating Income and Adjusted EBITDA
GAAP net income	$7,373	$7,006	$17,959	$11,397
Interest and other expense	1,865	1,633	3,428	7,306
Provision for income taxes	726	359	1,852	841
GAAP operating income	$9,964	$8,998	$23,239	$19,544
Amortization of intangible assets	57	105	115	210
Stock-based compensation	3,645	3,637	7,067	7,054
Restructuring costs, net	342	15	357	1,089
Acquisition, integration and other costs	(50)	838	409	1,207
Efficiency program costs	—	—	—	48
Digital Transformation costs	445	—	688	—
COVID-19 related expenses	—	20	—	22
Non-GAAP Operating Income	$14,403	$13,613	$31,875	$29,174
Depreciation	2,066	2,202	3,869	4,321
Adjusted EBITDA	$16,469	$15,815	$35,744	$33,495
GAAP net income margin	7.5%	7.4%	9.1%	6.0%
Adjusted EBITDA Margin	16.9%	16.7%	18.0%	17.7%

Non-GAAP Net Income
GAAP net income	$7,373	$7,006	$17,959	$11,397
Amortization of intangible assets	57	105	115	210
Stock-based compensation	3,645	3,637	7,067	7,054
Restructuring costs, net	342	15	357	1,089
Acquisition, integration and other costs	(50)	838	409	1,207
Efficiency program costs	—	—	—	48
Digital Transformation costs	445	—	688	—
COVID-19 related expenses	—	20	—	22
Loss on extinguishment of debt	—	—	—	3,748
Tax impact of non-GAAP adjustments	—	(10)	(3)	(159)
Non-GAAP Net Income	$11,812	$11,611	$26,592	$24,616
Weighted-average common shares outstanding - basic	44,740	45,211	44,778	44,887
Weighted-average common shares outstanding - diluted	45,110	46,550	45,280	46,420
Non-GAAP Earnings Per Share - basic	$0.26	$0.26	$0.59	$0.55
Non-GAAP Earnings Per Share - diluted	$0.26	$0.25	$0.59	$0.53

Free Cash Flow
GAAP net cash provided by operating activities	$7,305	$6,585	$15,221	$18,898
Capital expenditures	(4,115)	(1,021)	(7,359)	(2,275)
Free Cash Flow	$3,190	$5,564	$7,862	$16,623
Free Cash Flow conversion of Adjusted EBITDA	19.4%	35.2%	22.0%	49.6%

These non-GAAP measures reflect how Avid manages its businesses internally. Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

AVID TECHNOLOGY, INC.
Consolidated Balance Sheets
(unaudited - in thousands, except per share data)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$44,332	$56,818
Restricted cash	2,413	2,416
Accounts receivable, net of allowances of $1,653 and $1,456 at June 30, 2022 and December 31, 2021, respectively	53,878	77,046
Inventories	19,249	19,922
Prepaid expenses	9,003	5,464
Contract assets	20,950	18,903
Other current assets	2,199	1,953
Total current assets	152,024	182,522
Property and equipment, net	19,689	16,028
Goodwill	32,643	32,643
Right of use assets	21,874	24,143
Deferred tax assets, net	3,600	5,210
Other long-term assets	17,292	13,454
Total assets	$247,122	$274,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,899	$26,854
Accrued compensation and benefits	21,568	35,458
Accrued expenses and other current liabilities	34,902	37,552
Income taxes payable	92	868
Short-term debt	8,701	9,158
Deferred revenue	68,724	87,475
Total current liabilities	166,886	197,365
Long-term debt	177,782	160,806
Long-term deferred revenue	12,209	10,607
Long-term lease liabilities	21,298	23,379
Other long-term liabilities	5,307	5,917
Total liabilities	383,482	398,074

Stockholders’ deficit:
Common stock	461	455
Treasury stock	(50,049)	(25,090)
Additional paid-in capital	1,028,277	1,031,633
Accumulated deficit	(1,109,000)	(1,126,959)
Accumulated other comprehensive loss	(6,049)	(4,113)
Total stockholders’ deficit	(136,360)	(124,074)
Total liabilities and stockholders’ deficit	$247,122	$274,000

AVID TECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Six Months Ended
	June 30,
	2022	2021
Cash flows from operating activities:
Net income	$17,959	$11,397
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,869	4,321
Allowance for doubtful accounts	222	270
Stock-based compensation expense	7,067	6,702
Non-cash provision for restructuring	338	927
Non-cash interest expense	247	257
Loss on extinguishment of debt	—	2,579
Loss on disposal of fixed assets	548	—
Unrealized foreign currency transaction gains	(1,729)	(1,468)
Benefit from deferred taxes	1,610	547
Changes in operating assets and liabilities:
Accounts receivable	22,945	19,599
Inventories	672	2,326
Prepaid expenses and other assets	(5,664)	(2,629)
Accounts payable	6,044	(48)
Accrued expenses, compensation and benefits and other liabilities	(16,105)	(14,942)
Income taxes payable	(776)	(16)
Deferred revenue and contract assets	(22,026)	(10,924)
Net cash provided by operating activities	15,221	18,898

Cash flows from investing activities:
Purchases of property and equipment	(7,359)	(2,275)
Net cash used in investing activities	(7,359)	(2,275)

Cash flows from financing activities:
Proceeds from revolving credit facility	19,000	—
Proceeds from long-term debt	—	180,000
Repayment of debt	(2,288)	(205,824)
Payments for repurchase of common stock	(25,262)	—
Proceeds from the issuance of common stock under employee stock plans	468	363
Common stock repurchases for tax withholdings for net settlement of equity awards	(10,885)	(14,038)
Prepayment penalty on extinguishment of debt	—	(1,169)
Payments for credit facility issuance costs	(440)	(2,574)
Net cash used in financing activities	(19,407)	(43,242)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(941)	56
Net decrease in cash, cash equivalents and restricted cash	(12,486)	(26,563)
Cash, cash equivalents and restricted cash at beginning of period	60,556	83,638
Cash, cash equivalents and restricted cash at end of period	$48,070	$57,075
Supplemental information:
Cash and cash equivalents	$44,332	$53,337
Restricted cash	$2,413	$1,422
Restricted cash included in other long-term assets	$1,325	$2,316
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$48,070	$57,075

AVID TECHNOLOGY, INC.
Supplemental Revenue Information
(unaudited - in millions)

Backlog Disclosure for Quarter Ended June 30, 2022

	June 30,	March 31,	June 30,
	2022	2022	2021
Revenue Backlog*

Deferred Revenue	$80.9	$92.3	$91.6
Other Backlog	285.4	283.0	309.4
Total Revenue Backlog	$366.3	$375.3	$401.0

The expected timing of recognition of revenue backlog as of June 30, 2022 is as follows:

	2022	2023	2024	Thereafter	Total

Deferred Revenue	$52.2	$20.7	$4.9	$3.1	$80.9
Other Backlog	74.6	87.0	62.4	61.4	285.4
Total Revenue Backlog	$126.8	$107.7	$67.3	$64.5	$366.3

*A definition of Revenue Backlog is included in our Form 10-K and the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com.